Exhibit 10.1

Cenveo, Inc.
One Canterbury Green
201 Broad Street, 6th Floor
Stamford, CT  06901
(203) 595-3000
Fax (203) 595-3074

February 27, 2008

Mr. Robert G. Burton
201 Broad Street
Stamford, CT 06901

Dear Bob:

Reference is made to the employment agreement (the “Employment Agreement”), dated October 27, 2005,  as amended, between you and Cenveo, Inc. (the “Company”).  This letter agreement (the “Amendment”) will serve to amend the Employment Agreement in the following respects, effective as of the date of this letter.  (Capitalized terms not defined in this Amendment will have the same meaning as in the Employment Agreement.)

1.           The first sentence of Section 1 (“Terms of Employment”) of the Employment Agreement is amended to extend the Term of the Employment Agreement by two years by replacing the date “December 31, 2010,” with the date “December 31, 2012.”

The Employment Agreement otherwise remains in full force and effect.  This Amendment may be executed in two or more counterparts, each of which will constitute an original, and all of which together will constitute one and the same.

If the foregoing terms and conditions are acceptable and agreed to by you, please sign the line provided below to signify such acceptance and agreement and return the executed copy to the undersigned.

CENVEO, INC.

By:	/s/ Patrice M. Daniels
Name:	Patrice M. Daniels
Title:	Director and Chairperson of Compensation Committee

Accepted and Agreed this
27th day of February, 2008.

/s/ Robert G. Burton, Sr.
Robert G. Burton, Sr.